EXHIBIT 24

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 1996 on the financial statements of the Weatherford Enterra, Inc. Employee Stock Purchase Plan as of December 31, 1995 and 1994 and for each of three years in the period ended December 31, 1995, included in this Form 11-K, into the previously filed Weatherford Enterra, Inc. Form S-8 Registration Statement [File No. 33-30522].

  ARTHUR ANDERSEN LLP

  Houston, Texas
  March 27, 1996